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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NCO Group, Inc. on Form S-8 (File No. 333-42743) of our report dated March 6, 1998, on our audits of the consolidated financial statements of NCO Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31 1997, 1996 and 1995, which report is included in this Annual Report on Form 1O-K.



Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
March 26, 1998